Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Northwest Pipeline LLC (the “Company”) on Form 10-Q for the period ending June 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, in his capacity as an officer of the Company, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Walter J. Bennett
Walter J. Bennett
Senior Vice President—West
August 3, 2017

/s/ Ted T. Timmermans
Ted T. Timmermans
Vice President, Controller, and Chief Accounting Officer
August 3, 2017

A signed original of this written statement required by Section 906 has been provided to, and will be retained by, the Company and furnished to the Securities and Exchange Commission or its staff upon request.
The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Report and shall not be considered filed as part of the Report.